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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-39387) and Form S-8 (File Nos. 333-77007, 333-59051, 333-27499, 333-03806 and 33-90728) pertaining to the 1993 Stock
Option Plan and the 1994 Employee Stock Purchase Plan, of Credence Systems Corporation, of our report dated November 24, 1999, with respect to the consolidated financial statements and schedule of Credence Systems Corporation included in the Annual Report (Form 10-K) for the year ended October 31, 1999.

                                        /s/ ERNST & YOUNG LLP




San Jose, California
January 26, 2000